Exhibit 23.1

                     CONSENT OF PRICEWATERHOUSECOOPERS LLP,
                             INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement of Franklin Resources, Inc. on Form S-8 for the Amended and Restated 1998 Universal Stock Incentive Plan of our report dated October 25, 2000 relating to the financial statements, which is included in Franklin Resources, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2000.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Francisco, California

March 26, 2001